Houghton Mifflin Harcourt Reports Record Billings Growth in 2019; Sets Guidance for 2020

New Core Programs and Extensions Drive Strong Growth Nationwide; 2020 Financial Outlook Features Continued Positive Cash Flow

BOSTON — February 27, 2020 — Learning company Houghton Mifflin Harcourt (“HMH” or the “Company”) (Nasdaq: HMHC) today announced strong financial results for the year ended December 31, 2019.

2019 Highlights:

•	Net sales grew 5%
•	Record Billings[1] growth of 21%
o	Core Solutions billings[2] grew 44%
o	Extensions billings[2] grew 11%
•	Net cash provided by operating activities of $255 million
•	Strong free cash flow[4] growth to $115 million

	Three Months Ended December 31,			Years Ended December 31,
(in millions of dollars)	2019	2018 (4)	Change	2019	2018 (4)	Change
Net sales	$241	$249	(3.0)%	$1,391	$1,322	5.2%
Change in deferred revenue	(41)	(42)	3.4%	201	(7)	NM
Billings [1]	201	207	(3.0)%	1,591	1,315	21.0%
Loss from continuing operations	(125)	(86)	(44.8)%	(214)	(137)	(55.6)%
Adjusted EBITDA from continuing operations [4]	(4)	2	NM	166	192	(13.7)%
Pre-publication or content development costs	(21)	(31)	32.6%	(103)	(123)	16.9%
Net cash provided by operating activities	128	78	63.6%	255	104	NM
Free cash flow [4]	96	35	NM	115	(73)	NM

1	An operating measure which we derive from net sales taking into account the change in deferred revenue.
2	Billings for Core Solutions and Extensions is an operating measure based on invoiced sales adjusted for returns, other publishing income and the change in deferred revenue.
3	Non-GAAP measure, please refer to Use of Non-GAAP measures for an explanation and reconciliation.
4	All amounts have been adjusted to eliminate the impact of the Riverside Standardized Testing business which has been classified as discontinued operations.

NM = not meaningful

“This was a very strong year for execution and growth at HMH, and our financial results indicate the progress we are making in transforming our business. We raised our billings guidance twice reflecting the strength we saw during the year. As we look forward to 2020, we will continue to focus on our strategy to expand our market leadership, create greater impact on student achievement and deliver greater returns for our shareholders," said Jack Lynch, President and Chief Executive Officer of Houghton Mifflin Harcourt.

Joe Abbott, Chief Financial Officer of HMH added, "Strength in both Core Solutions and Extensions were driven by our new core programs as well as growth in Heinemann. HMH delivered free cash flow of $115 million, in the upper half of our recently updated guidance range. Our strategy and the transformational initiatives we accomplished in 2019 have dramatically improved our financial model and set the stage for another strong year of free cash flow in 2020."

2020 Outlook

HMH expects 2020 billings to be at or below the low end of the ‘mid-cycle’ range of $1.5 to $1.65 billion described at our October Investor Event. Unlevered free cash flow margin for 2020 is expected to be approximately 9% of billings, the low end of our ‘mid-cycle’ range, with free cash flow after interest payments in the range of $65 to $90 million.

Full year 2019 Financial Results:

Net Sales: HMH reported net sales of $1,391 million for the full year of 2019, up 5% or $69 million compared to $1,322 million in 2018. The net sales increase was driven by a $88 million increase in our Education segment, offset by a $19 million decrease in our HMH Books & Media segment. Within our Education segment, the increase was due to higher net sales in Extensions, which increased by $47 million from $585 million in 2018 to $632 million primarily driven by sales of the Fountas & Pinnell Classroom and Calkins products. Net sales from Core Solutions increased by $41 million from $538 million in 2018 to $579 million. The primary driver of the increase in Core Solutions were net sales of the Texas and national versions of the Into Reading and Into Literature programs.

Billings1: Billings for 2019 increased $277 million, or 21%, from 2018. The billings increase was driven by a $298 million increase in our Education segment, offset by a $21 million decrease in our HMH Books & Media segment. Within our Education segment, the increase was primarily due to higher Core Solutions billings, driven by billings of the Texas and national versions of the Into Reading and Into Literature programs. Extensions billings increased $65 million, driven by continued growth of Heinemann’s Fountas & Pinnell Classroom and Calkins products. The HMH Books & Media billings decrease was primarily due to licensing income of $16 million in 2018, pertaining to our classic backlist titles 1984 and Animal Farm, which did not repeat in 2019.

Cost of Sales: Overall cost of sales increased by $119 million to $844 million in 2019 from $725 million in 2018, primarily due to product mix and an increase in pre-publication amortization expense related to the timing of 2019 major product releases.

Selling and Administrative Costs: Selling and administrative costs increased by $13 million in 2019, primarily due to increases in labor and variable costs due to $277 million of higher billings compared to 2018.

Operating Loss: Operating loss for 2019 was $163 million, a $72 million unfavorable change from the $91 million operating loss recorded in 2018. The unfavorable change was primarily the result of higher cost of sales coupled with the increase in selling and administrative expenses.

Net Loss: Net loss of $214 million for 2019 was $120 million more than the net loss of $94 million in 2018. Net loss from continuing operations for 2019 was $214 million, a $77 million unfavorable change from the $137 million net loss from continuing operations in 2018, due primarily to the same factors impacting operating loss.

Adjusted EBITDA from Continuing Operations: Adjusted EBITDA from continuing operations for 2019 was $166 million, a $26 million unfavorable change from $192 million in 2018. Certain variable costs such as royalty, transportation and commissions were higher due to the increase in billings over 2018.

Cash Flows: Net cash provided by operating activities for 2019 was $255 million compared with $115 million in 2018. Net cash provided by operating activities from continuing operations was $255 million in 2019, an increase of $151 million compared to $104 million in 2018. Net cash provided by operating activities included $11 million of cash flow from discontinued operations in 2018. HMH’s free cash flow, defined as net cash from operating activities minus capital expenditures, for 2019 was $115 million, a $188 million improvement compared to usage of $73 million in 2018. The primary driver of the favorable change in free cash flow was an increase in net working capital associated with the increased billings in 2019 of $277 million offset by reduction in accounts payable. As of December 31, 2019, no amounts were outstanding on the revolving credit facility.

1 Education and HMH Books and Media segment billings represent operating measure which we derive from net sales taking into account the change in deferred revenue.  Billings for Core Solutions and Extensions is an operating measure based on invoiced sales adjusted for returns, other publishing income and change in deferred revenue.

Conference Call:

At 8:30 a.m. ET on Thursday, February 27, 2020, HMH will host a conference call to discuss the results and management’s outlook with its investors. The call will be webcast live at ir.hmhco.com. The following information is provided for investors who would like to participate:

Toll Free: (844) 835-6565

International: (484) 653-6719

Passcode: 7846064

Moderator: Brian Shipman, Senior Vice President, Investor Relations

Webcast Link: https://edge.media-server.com/mmc/p/yr4fs8cy

An archived webcast with the accompanying slides will be available at ir.hmhco.com for one year for those unable to participate in the live event. An audio replay of this conference call will also be available until March 8, 2020 via the following telephone numbers: (855) 859-2056 in the United States and (404) 537-3406 internationally using passcode 7846064.

Use of Non-GAAP Financial Measures:

To supplement our financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP) and to provide additional insights into our performance (for a completed period and/or on a forward-looking basis), we have presented adjusted EBITDA from continuing operations, free cash flow, unlevered free cash flow and unlevered free cash flow margin. These measures are not prepared in accordance with GAAP. This information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. Management believes that the presentation of these non-GAAP measures provides useful information to investors regarding our results of operations and/or our expected results of operations because it assists both investors and management in analyzing and benchmarking the performance and value of our business.

Management believes that the presentation of adjusted EBITDA from continuing operations provides useful information to our investors and management as an indicator of our performance that is not affected by: fluctuations in interest rates or effective tax rates; levels of depreciation or amortization; non-cash charges; fees, expenses or charges relating to acquisition-related activities, including purchase accounting adjustments, integration costs and transaction costs, expenses related to securities offering- and debt refinancing-activities; charges associated with restructuring and cost saving initiatives, including severance, separation and facility closure costs; certain legal settlements and awards; and non-routine costs and gains. Accordingly, management believes that this measure is useful for comparing our performance from period to period and makes decisions based on it. In addition, targets in adjusted EBITDA (further adjusted to include the change in deferred revenue) are used as performance measures to determine certain incentive compensation of management. Management also believes that the presentation of free cash flow, unlevered free cash flow and unlevered free cash flow margin provides useful information to our investors because management regularly reviews these metrics as an important indicator of how much cash is generated by general business operations, excluding capital expenditures, and makes decisions based on it.

Other companies may define these non-GAAP measures differently and, as a result, our use of these non-GAAP measures may not be directly comparable to adjusted EBITDA, free cash flow, unlevered free cash flow and unlevered free cash flow margin used by other companies. Although we use these non-GAAP measures as financial measures to assess our business, the use of non-GAAP measures is limited as they include and/or do not include certain items not included and/or included in the most directly comparable GAAP measure. Adjusted EBITDA from continuing operations should be considered in addition to, and not as a substitute for, net income or loss prepared in accordance with GAAP as a measure of performance; and free cash flow and unlevered free cash flow should be considered in addition to, and not as a substitute for, net cash from operating activities prepared in accordance with GAAP. Adjusted EBITDA from continuing operations is not intended to be a measure of liquidity nor is free cash flow intended to be a measure of residual cash flow available for discretionary use. You are cautioned not to place undue reliance on these non-GAAP measures. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures (to the extent available without unreasonable efforts in the case of forward-looking measures) and related disclosure is provided in the appendix to this news release.

About Houghton Mifflin Harcourt

Houghton Mifflin Harcourt (Nasdaq: HMHC) is a learning company committed to delivering connected solutions that engage learners, empower educators and improve student outcomes. As a leading provider of K–12 core curriculum, supplemental and intervention solutions, and professional learning services, HMH partners with educators and school districts to uncover solutions that unlock students’ potential and extend teachers’ capabilities. HMH estimates that it serves more than 50 million students and three million educators in 150 countries, while its award-winning children’s books, novels, non-fiction, and reference titles are enjoyed by readers throughout the world. For more information, visit www.hmhco.com

Follow HMH on Twitter, Facebook and YouTube.

Contact

Investors

Brian S. Shipman, CFA

SVP, Investor Relations

(212) 592-1177

brian.shipman@hmhco.com

Media

Bianca Olson

SVP, Corporate Affairs

617-351-3841

bianca.olson@hmhco.com

Forward-Looking Statements

The statements contained herein include forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “projects,” “anticipates,” “expects,” “could,” “intends,” “may,” “will,” “should,” “forecast,” “intend,” “plan,” “potential,” “project,” “target” or, in each case, their negative, or other variations or comparable terminology. Forward-looking statements include all statements that are not statements of historical facts. They include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, including billings and net sales; financial performance, financial condition; liquidity; products and services, including for new adoptions; outlook for full year 2020; prospects; growth; markets and our positions therein; strategies, including with respect to investing in our Core Solutions and Extensions offerings and operational excellence; efficiency and cost savings initiatives, including actions thereunder and expected impact; the industry in which we operate; and potential business decisions. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are based upon information available to us on the date of this report.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from those made in or suggested by the forward-looking statements contained herein. In addition, even if our results are consistent with the forward-looking statements contained herein, those results or developments may not be indicative of results or developments in subsequent periods.

Important factors that could cause our results to vary from expectations include, but are not limited to: changes in state and local education funding and/or related programs, legislation and procurement processes; changes in state academic standards; state acceptance of submitted programs and participation rates therefor; industry cycles and trends; the rate and state of technological change; state requirements related to digital instruction; changes in product distribution channels and concentration of retailer power; changes in our competitive environment, including free and low cost open educational resources; periods of operating and net losses; our ability to enforce our intellectual property and proprietary rights; risks based on information technology systems and potential breaches of those systems; dependence on a small number of print and paper vendors; third-party software and technology development; possible defects in digital products; our ability to identify, complete, or achieve the expected benefits of, acquisitions; our ability to execute on our long-term growth strategy; increases in our operating costs; exposure to litigation; major disasters or other external threats; contingent liabilities; risks related to our indebtedness; future impairment charges; changes in school district payment practices; a potential increase in the portion of our sales coming from digital sales; risks related to doing business abroad; changes in tax law or interpretations; management and other personnel changes; timing, higher costs and unintended consequences of our operational efficiency and cost-reduction initiatives, including our recently announced workforce reduction; and other factors discussed in the “Risk Factors” section of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other news releases we issue and filings we make with the SEC. In light of these risks, uncertainties and assumptions, the forward-looking events described herein may not occur.

We undertake no obligation, and do not expect, to publicly update or publicly revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained herein.

Houghton Mifflin Harcourt Company

Consolidated Balance Sheets

	December 31,
(in thousands of dollars, except share information)	2019	2018
Assets
Current assets
Cash and cash equivalents	$296,353	$253,365
Short-term investments	—	49,833
Accounts receivable, net	184,425	203,574
Inventories	213,059	184,209
Prepaid expenses and other assets	19,257	15,297
Total current assets	713,094	706,278

Property, plant, and equipment, net	100,388	125,925
Pre-publication costs, net	268,197	323,641
Royalty advances to authors, net	44,743	47,993
Goodwill	716,977	716,073
Other intangible assets, net	474,225	520,892
Operating lease assets	132,247	—
Deferred income taxes	2,520	3,259
Deferred commissions	29,291	22,635
Other assets	31,490	28,428
Total assets	$2,513,172	$2,495,124
Liabilities and Stockholders’ Equity
Current liabilities
Current portion of long-term debt	$19,000	$8,000
Accounts payable	52,128	76,313
Royalties payable	72,985	66,893
Salaries, wages, and commissions payable	54,938	50,225
Deferred revenue	305,285	251,944
Interest payable	3,826	136
Severance and other charges	12,407	6,020
Accrued postretirement benefits	1,571	1,512
Operating lease liabilities	8,685	—
Other liabilities	24,325	26,649
Total current liabilities	555,150	487,692

Long-term debt, net of discount and issuance costs	638,187	755,649
Operating lease liabilities	134,994	—
Long-term deferred revenue	542,821	395,500
Accrued pension benefits	23,648	29,320
Accrued postretirement benefits	15,113	14,300
Deferred income taxes	30,871	27,075
Other liabilities	6,028	17,118
Total liabilities	1,946,812	1,726,654
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value: 20,000,000 shares authorized; no shares issued and outstanding at December 31, 2019 and 2018	—	—
Common stock, $0.01 par value: 380,000,000 shares authorized; 148,928,328 and 148,164,854 shares issued at December 31, 2019 and 2018, respectively; 124,351,294 and 123,587,820 shares outstanding at December 31, 2019 and 2018, respectively	1,489	1,481
Treasury stock, 24,577,034 shares as of December 31, 2019 and 2018, respectively, at cost	(518,030)	(518,030)
Capital in excess of par value	4,906,165	4,893,174
Accumulated deficit	(3,775,992)	(3,562,971)
Accumulated other comprehensive loss	(47,272)	(45,184)
Total stockholders’ equity	566,360	768,470
Total liabilities and stockholders’ equity	$2,513,172	$2,495,124

Houghton Mifflin Harcourt Company

Consolidated Statements of Operations

	(Unaudited) Three Months Ended December 31,		Years Ended December 31,
(in thousands of dollars, except share and per share data)	2019	2018	2019	2018
Net sales	$241,475	$249,038	$1,390,674	$1,322,417
Costs and expenses
Cost of sales, excluding publishing rights and pre-publication amortization	134,695	119,928	668,108	581,467
Publishing rights amortization	6,340	8,237	26,557	34,713
Pre-publication amortization	41,375	29,210	149,515	109,257
Cost of sales	182,410	157,375	844,180	725,437
Selling and administrative	146,400	158,243	662,606	649,295
Other intangible asset amortization	5,791	6,695	25,310	26,933
Restructuring/severance and other charges	15,821	2,021	21,742	11,478
Gain on sale of assets	—	(585)	—	(201)
Operating loss	(108,947)	(74,711)	(163,164)	(90,525)
Other income (expense)
Retirement benefits non-service income	42	320	167	1,280
Interest expense	(13,636)	(11,645)	(48,778)	(45,680)
Interest income	1,459	1,650	3,157	2,550
Change in fair value of derivative instruments	272	(400)	(899)	(1,374)
Income from transition services agreement	—	1,889	4,248	1,889
Loss on extinguishment of debt	(4,363)	—	(4,363)	—
Loss from continuing operations before taxes	(125,173)	(82,897)	(209,632)	(131,860)
Income tax expense (benefit) for continuing operations	(55)	3,493	4,201	5,597
Loss from continuing operations	(125,118)	(86,390)	(213,833)	(137,457)
Earnings from discontinued operations, net of tax	—	—	—	12,833
Gain on sale of discontinued operations, net of tax	—	30,469	—	30,469
Income from discontinued operations, net of tax	—	30,469	—	43,302
Net loss	$(125,118)	$(55,921)	$(213,833)	$(94,155)
Net loss per share attributable to common stockholders
Basic and diluted:
Continuing operations	$(1.01)	$(0.70)	$(1.72)	$(1.11)
Discontinued operations	—	0.25	—	0.35
Net loss	$(1.01)	$(0.45)	$(1.72)	$(0.76)
Weighted average shares outstanding
Basic and diluted	124,342,086	123,575,325	124,152,984	123,444,943

Houghton Mifflin Harcourt Company

Consolidated Statements of Cash Flows

	Years Ended December 31,
(in thousands of dollars)	2019	2018
Cash flows from operating activities
Net loss	$(213,833)	$(94,155)
Adjustments to reconcile net loss to net cash provided by operating activities
Earnings from discontinued operations, net of tax	—	(12,833)
Gain on sale of discontinued operations, net of tax	—	(30,469)
Gain on sale of assets	—	(201)
Depreciation and amortization expense	272,692	250,466
Amortization and impairments of operating lease assets	15,949	—
Amortization of debt discount and deferred financing costs	4,286	4,181
Deferred income taxes	4,535	5,140
Stock-based compensation expense	13,968	13,248
Loss on extinguishment of debt	4,363	—
Change in fair value of derivative instruments	899	1,374
Changes in operating assets and liabilities, net of acquisitions
Accounts receivable	19,182	(11,005)
Inventories	(28,850)	(33,515)
Other assets	(20,155)	3,908
Accounts payable and accrued expenses	(12,136)	16,144
Royalties payable and author advances, net	9,342	(1,650)
Deferred revenue	200,473	(7,692)
Interest payable	3,690	(186)
Severance and other charges	10,631	(2,823)
Accrued pension and postretirement benefits	(4,800)	(904)
Operating lease liabilities	(17,281)	—
Other liabilities	(7,980)	5,056
Net cash provided by operating activities—continuing operations	254,975	104,084
Net cash provided by operating activities—discontinued operations	—	10,831
Net cash provided by operating activities	254,975	114,915
Cash flows from investing activities
Proceeds from sales and maturities of short-term investments	50,000	86,539
Purchases of short-term investments	—	(49,553)
Additions to pre-publication costs	(102,562)	(123,403)
Additions to property, plant, and equipment	(37,561)	(53,741)
Proceeds from sale of business	—	140,000
Acquisition of business, net of cash acquired	(5,447)	—
Investment in preferred stock	(750)	(500)
Proceeds from sale of assets	—	1,085
Net cash (used in) provided by investing activities—continuing operations	(96,320)	427
Net cash used in investing activities—discontinued operations	—	(6,832)
Net cash used in investing activities	(96,320)	(6,405)
Cash flows from financing activities
Proceeds from term loan, net of discount	364,800	—
Proceeds from senior secured notes, net of discount	299,880	—
Borrowings under revolving credit facility	60,000	50,000
Payments of revolving credit facility	(60,000)	(50,000)
Payments of long-term debt	(772,000)	(8,000)
Payments of deferred financing fees	(8,493)	—
Tax withholding payments related to net share settlements of restricted stock units and awards	(2,018)	(1,190)
Issuance of common stock under employee stock purchase plan	1,028	1,263
Net collections under transition service agreement	1,136	3,803
Net cash used in financing activities—continuing operations	(115,667)	(4,124)
Net increase in cash and cash equivalents	42,988	104,386
Cash and cash equivalents at the beginning of the period	253,365	148,979
Cash and cash equivalents at the end of the period	$296,353	$253,365

Houghton Mifflin Harcourt Company

Non-GAAP Reconciliations (Unaudited)

Adjusted EBITDA from continuing operations

Consolidated

(in thousands of dollars)

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
Net loss from continuing operations	$(125,118)	$(86,390)	$(213,833)	$(137,457)
Interest expense	13,636	11,645	48,778	45,680
Interest income	(1,459)	(1,650)	(3,157)	(2,550)
Provision (benefit) for income taxes	(55)	3,493	4,201	5,597
Depreciation expense	14,530	18,659	61,475	75,116
Amortization expense—film asset	3,063	6,057	9,835	6,057
Amortization expense	53,506	44,142	201,382	170,903
Non-cash charges—stock-compensation	2,874	3,959	13,968	13,248
Non-cash charges—(gain) loss on derivative instruments	(272)	400	899	1,374
Excess inventory obsolescence	9,758	—	9,758	—
Fees, expenses or charges for equity offerings, debt or acquisitions/dispositions	5,596	553	6,327	2,883
Restructuring/severance and other charges	15,821	2,021	21,742	11,478
Gain on sale of assets	—	(585)	—	(201)
Loss on extinguishment of debt	4,363	—	4,363	—
Adjusted EBITDA from continuing operations	$(3,757)	$2,304	$165,738	$192,128

Free Cash Flow

Consolidated

(in thousands of dollars)

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018 (1)	2019	2018 (1)
Cash flows from operating activities
Net cash provided by operating activities	$127,603	$77,978	$254,975	$104,084
Cash flows from investing activities
Additions to pre-publication costs	(21,030)	(31,201)	(102,562)	(123,403)
Additions to property, plant, and equipment	(10,211)	(12,253)	(37,561)	(53,741)
Free Cash Flow	$96,362	$34,524	$114,852	$(73,060)

[1]	All amounts have been adjusted to eliminate the impact of the Riverside Standardized Testing business which has been classified as discontinued operations.

We are unable to reconcile forward looking cash flow (both before and after interest payments) and related margin without unreasonable efforts.

Houghton Mifflin Harcourt Company

Calculation of Billings (Unaudited)

Billings (in thousands of dollars)

Consolidated

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
Net sales	$241,475	$249,038	$1,390,674	$1,322,417
Change in deferred revenue	(40,618)	(42,055)	200,662	(7,693)
Billings (1)	$200,857	$206,983	$1,591,336	$1,314,724

Education

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
Net sales	$189,387	$188,754	$1,210,646	$1,122,689
Change in deferred revenue	(40,514)	(41,095)	201,621	(7,980)
Education Billings (1)	$148,873	$147,659	$1,412,267	$1,114,709

HMH Books & Media

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
Net sales	$52,088	$60,284	$180,028	$199,728
Change in deferred revenue	(104)	(960)	(959)	287
HMH Books & Media Billings	$51,984	$59,324	$179,069	$200,015

Billings is an operating measure utilized by the Company derived as shown above.

[1]	All amounts have been adjusted to eliminate the impact of the Riverside Standardized Testing business which has been classified as discontinued operations.